AGREEMENT OF SUBCONTRACT

THIS AGREEMENT OF SUBCONTRACT (hereinafter referred to as this “Subcontract”), made as of the day of 2004, is by and between General Dynamics Government Systems Corporation, a Delaware Corporation, having an office and place of business at Needham, Massachusetts (hereinafter called “GD” or the “Contractor”) and ION Networks Inc., a Delaware Corporation, having an office and place of business at 120 Corporate Blvd., South Plainfield, NJ 07080 (hereinafter called “ION” or the “Subcontractor”).

WITNESSETH, THAT: WHEREAS IT IS UNDERSTOOD THAT:

(i)	The United States of America (hereinafter referred to as the “Government”) acting through a duly authorized Contracting Officer of the Department of Defense has heretofore entered into a contract identified as Prime Contract No. DAAB07-01-D-H101 (which contract is hereinafter referred to as the “Prime Contract”) whereunder certain work was undertaken to be performed for the Government; and

(ii)	The Contractor by such Prime Contract has undertaken the performance of all or a portion of such work; and

(iii)	The Contractor desires to have the Subcontractor perform the work called for by this Agreement and the Subcontractor desires to so perform upon the terms and conditions in this Agreement set forth.

Now, therefore, in consideration of the foregoing and the undertaking hereinafter set forth, and subject to the approval of the Government, the parties hereto do hereby agree as follows:

                    This Subcontract is intended to establish and set forth any and all special or unusual conditions of the Subcontract upon which the Subcontract Parties have mutually agreed to:

                    1. All terms and conditions required by federal law and regulations in full text or by incorporation by reference,

                    2. All terms and conditions necessary for Subcontractor to fully satisfy all of its subcontract requirements under LTLCS3 Prime Contract Number DAAB07-01-D-H101 by and between the U.S. Army, CECOM and Contractor.

ARTICLE 1: Object and Scope of Subcontract

The object of this Subcontract is to set forth the parties respective rights and obligations with regard to the design, fabrication, testing, delivery, maintenance and operation of
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the equipment, materials and services to be supplied hereunder when and as provided in the Price Schedule and Statement of Work (SOW) included herein.

ARTICLE 2: Documents Comprising Subcontract

The Subcontract is comprised of the following Subcontract Documents, each of which is an integral part hereof:

2.1 Agreement of Subcontract

Part I: Special and General Provisions Part II: Statement of Work Part III: Attachments
Attachment 1 - Price Schedule
Attachment 2 - Representations, Certifications and Instructions

ARTICLE 3: Interpretation and Precedence

3.1	In the event of a conflict with or inconsistencies between the provisions of this Subcontract, such conflicts or inconsistencies shall be resolved by giving precedence to the various portions of the Subcontract in the following order:

3.1.1 Articles 1 through 7 3.1.2 Part I: Special and General Provisions 3.1.3 Part II: Statement of Work

3.2	The title and captions of any parts, sections or paragraphs of this Subcontract are for convenience or reference only and shall have no meaning in the construction or interpretation of this Subcontract.

3.3	This Subcontract incorporates one or more clauses by Reference with the same force and effect as if it were given in full text.

ARTICLE 4: Controlling Law and Severability

4.1	Irrespective of the place of performance, this Subcontract shall be construed, interpreted and enforced and the rights of the Parties hereto shall be determined in accordance with the United Stated federal common law of government contracts as enunciated and applied by federal judicial bodies, boards of contract appeals and other judicial and quasi-judicial agencies of the Federal Government of the United States. To the extent that the federal common law of government contracts is not dispositive, the laws, without regard to its laws concerning conflicts of law, of the Commonwealth of Massachusetts, which is the State wherein this Subcontract was made, shall apply. Any dispute, controversy or claim, arising out of or in connection with this Subcontract, that
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cannot be resolved in accordance with the Disputes Clause hereof, shall be submitted to and finally resolved by a court of competent jurisdiction in the Commonwealth of Massachusetts.

4.2	Over and above the governing laws listed above, the Subcontractor is obligated to subscribe to the laws and regulations of the foreign state in which they are performing pursuant to this subcontract, and in Agreements between the U.S. Government and these foreign countries for work performance pursuant to this subcontract.

4.3	Any provision hereof which is held invalid or unenforceable shall not affect the validity or enforceability of any other provisions hereof. In the event that any provision of this Subcontract is held invalid or unenforceable, the Parties shall make every effort to mutually agree to and incorporate into the Subcontract by Modification, a new provision in regard to the same subject.

ARTICLE 5: Communication and Authority

5.1	The Contractor’s duly authorized representative of the Contractor’s Contractual Relations Department shall be the only Contractor individual authorized to issue Subcontract changes and stop-work orders, altering the time or place of performance under the Subcontract, or otherwise varying the terms of the Subcontract. No other Contractor or Government communications shall have any contractual validity or be binding on the Contractor.

5.2	Except as otherwise specified herein, all correspondence, notices and approvals permitted or required hereunder shall be made to or by the duly authorized representative of parties as set forth below:

Contractor: Margery A. Cunningham Title: Subcontract Manager Subcontractor: Patrick E. Delaney Title: CFO

5.2.1	The Parties shall promptly notify each other in writing of any changes made to their respective designated representatives hereunder.

ARTICLE 6: Integration and Merger

This Subcontract constitutes the final and entire expressed agreements of the Parties concerning the subject matter hereof, and supersedes all prior negotiations, discussions, representations, correspondence, promises or agreements, either written or oral, that
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may have been made in connection with the subject matter hereof. This Subcontract or any Contract Document which is a part hereof may only be amended by written agreement of the Parties. The only person authorized to modify this Subcontract on behalf of Contractor is the duly authorized representative of the Contractual Relations Department as specified in Article 5.

ARTICLE 7: Force and Effect

This Subcontract shall enter into full force and effect and shall be binding on the Parties upon signature by the duly authorized representatives of the Parties. The Effective Date shall be the date specified in the attestation below:

ATTESTATION

IN WITNESS WHEREOF, the Parties hereto have caused this Subcontract to be signed by their duly authorized representatives as of the day and year first written.

GD GOVERNMENT SYSTEMS CORPORATION Network Systems (Contractor)

BY: _____________________________	WITNESS: __________________________

NAME: __________________________	DATE: _____________________________

TITLE: ___________________________

DATE: ___________________________

ION Networks Inc. (Subcontractor)

BY: ______________________________	WITNESS: __________________________

NAME: Patrick E. Delaney ___________	DATE: _____________________________

TITLE: CFO ______________________

DATE: ___________________________

The Effective Date of this Subcontract is:
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PART I

SPECIAL AND GENERAL PROVISIONS

SPECIAL PROVISIONS

1.0	SUBCONTRACT TYPE

It is understood that this is a Firm Fixed-Price, Indefinite Delivery Infinite Quantity (IDIQ) subcontract for equipment, supplies and services in support of the LTLCS Prime Contract DAAB07-01-D-H101. As required, Contractor may order any of the items specified in Attachment 1 from the Subcontractor that are necessary to be purchased by the Contractor in order to fulfill its obligations under the LTLCS Program. The minimum ordering guarantee hereunder is $__________ not to exceed a maximum of $445,299.

2.0	TERM OF THE SUBCONTRACT

2.1 For the purpose of this subcontract the following option years are established:

(a) Base Year 1 effective 21 August 2001 through 20 August 2002.

(b) Option Year 1 effective from 21 August 2002 through 20 August 2003.

(c) Option Year 2 effective from 21 August 2003 through 20 August 2004.

(d) Option Year 3 effective from 21 August 2004 through 20 August 2005.

(e) Option Year 4 effective from 21 August 2005 through 20 August 2006.

2.2	The Subcontract shall be applicable to all Purchase Orders dated and placed in the mail by the Contractor up to the expiration date of the Subcontract.

3.0	PRICES, SCHEDULES, AND PERFORMANCE

All prices shall be as provided in Part III, Attachment 1. Travel prices will be based on the JTR per diem rate in effect at the time of the proposal.

Specific requirements will be attached to each purchase order.
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The prices in Part III, Attachment 1 are firm fixed prices granted by the Subcontractor which the Contractor may exercise with the Subcontractor at any time during the Option period delineated in Paragraph 2.1 Term of the Subcontract.

The four (4) Option Years may be exercised individually, at the sole discretion of Contractor. In the event the Contractor decides not to exercise its option hereunder, the Contractor shall provide the Subcontractor with written notification of its decision not later than thirty (30) days prior to the expiration of the Subcontract. If said notice is not provided, the option to extend the term of the contract shall be considered to have been exercised, and the Term of the Contract will be extended without further action by the Parties.

Neither this Subcontract nor its Attachments shall be construed to expressly or implicitly commit Contractor to exercise in whole or in part any of the options set out in this Subcontract. The options are independent and if any option(s) are not exercised the Subcontractor will not be entitled to any reimbursement or adjustment and all future options will remain in effect.

4.0	CONSIDERATION AND PAYMENT

4.1 Prices

In consideration for the equipment, services and other items ordered by Contractor and supplied by Subcontractor when and as specified herein, Contractor shall pay to Subcontractor the Subcontract firm fixed prices set forth in Attachment 1 hereto for any options exercised.

4.2 Payment

4.2.1	Payment for Firm Fixed Price Items

Contractor shall pay the Subcontractor for firm fixed price items less any deductions permitted hereunder or at law, net thirty (30) days upon:

(1)	Contractor’s acceptance of the item(s) invoiced; and

(2)	Contractor’s receipt of Subcontractor’s invoice, specifying the Prime Contract Number, Subcontract Number, Line Item Number(s), Quantity(s) and unit prices together with:

(i) Two (2) copies of the Contractor Approved Acceptance Test Results (if applicable); and,

(ii) A statement signed by a duly authorized representative of Subcontractor certifying that the items covered under the invoice were manufactured or procured by Subcontractor and delivered to Contractor in conformance with this Subcontract.
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(1)	Subcontractor may submit invoices based upon the price schedule at Attachment 1.

4.3   Invoicing

Invoices are to be submitted to:

GD Government Systems Corporation
77 “A” Street
Needham, MA 02194-9123
Attention: Margery Cunningham

Payment is to be
remitted to:

ION Networks Inc.
120 Corporate Blvd
South Plainfield, NJ 07080

4.4	Offsets and Reductions

Contractor reserves the right to withhold and offset any amounts due to Subcontractor from Contractor under the terms of this Subcontract from any payments due or which may become due to Subcontractor pursuant to the provisions of the claims/disputes clauses herein.

4.5 Release of Claims

As condition precedent to any payments under this Agreement, Contractor may require the Subcontractor to furnish his affidavits that no liens or rights in rem of any kind lie upon or have attached against the work, or materials, article or equipment therefor, or any part thereof, either for or on account of any work done upon or about such work, or any materials, articles or equipment furnished therefore or in connection therewith, or any other cause or thing, or any claims or demands of any kind (except claims of the Government.)

5.0	PURCHASE ORDER MECHANISM

5.1 For purposes of Subcontract procedure, the equipment, materials, services and other items to be supplied hereunder shall be ordered and delivered in accordance with Purchase Orders to be placed by Contractor.

5.2 Notwithstanding any provisions on any form supplied by Contractor or Subcontractor to the contrary, all Purchase Orders issued pursuant to this Subcontract shall be subject to and governed by the terms of this Subcontract. Any terms and
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conditions that may appear on any form supplied by Contractor or Subcontractor which alters, revises, conflicts with or supplements the terms of this Subcontract shall have no force or effect unless such provisions are mutually agreed to in writing and expressly incorporated into this Subcontract by duly authorized representatives of the Parties.

5.3 Each Purchase Order shall include a description of the equipment, materials or services as well as delivery date and ship to address(es). As applicable, each Purchase Order shall contain a reference to the Prime Contract Number in addition to a separate Order Number assigned to the Purchase Order by Contractor.

6.0	DELIVERY/PERFORMANCE

6.1 Delivery Schedule

The Subcontractor shall provide all supplies, services and data ordered in accordance with the delivery dates specified in the accepted purchase order.

6.2 Time of Performance

All work shall be completed within the time period(s) specified. Subcontractor agrees to comply with the schedule and completion dates as agreed upon herein.

6.3 Delays in Delivery

6.3.1 In the event the Subcontractor anticipates difficulty in complying with the Subcontract delivery schedule, the Subcontractor shall immediately notify the Contractor’s Subcontract Administrator in writing, giving pertinent details, including the date by which it expects to make delivery. This data shall be informational only and receipt thereof shall not be construed as a waiver by the Contractor of any Subcontract delivery schedule, or any rights or remedies provided by law under this Subcontract.

6.3.2 If at any time it appears that the Subcontractor has not or will not meet the Subcontract delivery schedule, or any extension thereof, the Contractor shall have the right to require the Subcontractor to submit a revised delivery schedule together with adequate information and documentation to support the reasonableness of the proposed schedule. The proposed delivery schedule shall provide a date certain for each deliverable item or service under the terms of the Subcontract. Such delivery schedules shall take into consideration all contingencies based upon events or circumstances which are known to the Subcontractor or reasonably foreseeable at the time of submission. The Subcontractor shall submit the revised delivery schedule within twenty-five (25) days after receipt of notification by the Contractor. Such notification shall not be deemed a waiver of the existing Subcontract delivery schedule. The Contractor shall have thirty-five (35) days within which to approve or disapprove the Subcontractor’s proposed revision to the delivery schedule. If approved by the Contractor, the proposed delivery schedule shall be incorporated into the Subcontract by bilateral modification.
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If Subcontractor fails to submit a revised delivery schedule within the time specified above, or any extension thereof granted in writing by the Contractor, the Subcontractor shall be deemed to have failed to make delivery within the meaning of the “Default” clauses of this Subcontract and this Subcontract may be subject to termination.

6.3.3 Notwithstanding any other remedies available to the Contractor, in the event that Subcontractor fails to deliver items or services to be supplied hereunder on or by the Delivery Dates specified, Subcontractor shall, at its expense, ship such items in accordance with Contractor’s instructions so as to ensure expeditious delivery.

7.0	ACCEPTANCE OF SERVICES

Notwithstanding acceptance of any services provided herein, all such services remain subject to meeting all the SOW requirements of this Subcontract and the remedies contained therein.

8.0	WARRANTY OF SUPPLIES AND SERVICES

8.1 Warranty shall be provided in accordance with Statement of Requirements.

8.2 All defective parts which are removed and replaced during the warranty period shall become the property of the Subcontractor.

8.3 The warranty shall not apply to maintenance and or repair required due to the fault or negligence of the Contractor or Government or third persons (eg. vandal(s), saboteur(s), visitor(s), etc.) or due to Acts of God.

8.4 The Subcontractor will not be responsible for providing a warranty on any Government Furnished Equipment (i.e. excess switches in the Government inventory) provided under this Subcontract.

8.5 Replacement items that are provided in exchange for defective equipment during warranty shall be warranted for a period of 90 days, or for the remainder of the warranty period of the original equipment, whichever is greater.

9.0	SUBCONTRACTOR RESPONSIBILITY

The Subcontractor warrants that Subcontractor has reviewed all specifications, drawings and documents that are applicable to this Subcontract and agrees that deliverable items will meet or exceed all requirements of this Subcontract.

10.0	LIAISON WITH THE CONTRACTOR’S CUSTOMER
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Except in emergency situations or where authorized in the specification, the Subcontractor shall not communicate with the Contractor’s customer regarding this Subcontract without the express permission of the Contractor. The Subcontractor shall provide assistance to the Contractor, upon request, in the preparation for and/or conducting of meetings with the Contractor’s customer.

The Subcontractor shall be responsible for immediately notifying the Contractor by telephone, facsimile or telegram should the Contractor’s Customer or anyone other than the Subcontractor’s suppliers communicate in any manner directly with him regarding this Subcontract. Communication(s) to the Government from the Subcontractor and all other subcontractors regarding this Subcontract shall be conducted through the Contractor.

The Subcontractor shall notify the Contractor, in writing, of any impending visit by Government personnel relative to this Subcontract or its subcontractor’s facilities or on-site installation offices immediately upon being advised thereof.

For the purpose of this clause, the Contractor’s customer(s) is U.S. Army CECOM.

11.0	DEFENSE PRIORITY RATING

Subcontractor acknowledges that Contractor has informed it that the Prime Contract has been assigned a Defense Order Rating D0-A7 and agrees to extend this rating to this Subcontract and all lower tier subcontractors and suppliers and to comply with the requirements of FAR 52.211-15.

12.0	DISCLOSURE OF INFORMATION

Subcontractor shall not in any manner, advertise or publish the fact that it has furnished or has contracted to furnish the Contractor with any items ordered unless authorized in writing by the Contractor. Such authorization shall not be unreasonably withheld.

13.0	CERTIFICATIONS AND REPRESENTATIONS

All the Subcontractor Certifications and Representations, enclosed herewith as Attachment 2 - Representations, Certification and Instructions, are incorporated into this Subcontract.

14.0	DISPUTES

A.	Disputes Related to the Government Prime Contract

Any dispute that arises under or is related to this Subcontract, and which also relates to Government action under the Prime Contract shall be resolved in accordance with the “Disputes” clause of the Prime Contract as follows:

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(1)   Provided Subcontractor has afforded Contractor prior notice of the claim, Subcontractor will submit to Contractor a fully-supported written claim concerning any such dispute within one (1) year after the claim accrues, but in no event later than final payment under this Subcontract or delivery order issued thereunder. Subcontractor shall be barred from any remedy for such claim if Subcontractor fails to provide the required notice specified herein;

(2)   Subcontractor shall cooperate fully with Contractor in prosecuting any such dispute and shall be bound by the outcome unless: (a) without Subcontractor’s consent, Contractor settles the dispute; or (b) Contractor, having determined to discontinue its own prosecution of the dispute, does not afford Subcontractor an opportunity to continue to prosecute the dispute in Contractor’s name;

(3) Each party shall bear its own costs of prosecuting any such dispute under this subparagraph;

(4)   Any final decision of the contracting officer if not appealed, and any decision or judgment upon appeal, shall be final and conclusive upon Contractor and Subcontractor insofar as it relates to this Subcontract;

(5)   If the dispute is solely between Subcontractor and Contractor and is not otherwise subject to a final decision of the contracting officer, the dispute will be decided in accordance with the procedures set forth in subparagraph B below;

(6) Nothing in this Subcontract gives Subcontractor a direct right of action under the Disputes clause of the Prime Contract.

B.	Disputes Between Contractor and Subcontractor Only

(1)   For any dispute arising under this Subcontract which is not based on Government action under the Prime Contract and which relates solely to a dispute between the parties, the parties agree to seek an amicable resolution of such dispute through good faith negotiations. Any dispute which cannot be resolved through good faith negotiations shall be decided by the Contractor upon submission by the Subcontractor of a written claim. Contractor shall make reasonable efforts to decide such claim within sixty (60) days, or such longer period as may be practical given the size and complexity of the claim. In no event shall Subcontractor submit a claim under this subparagraph more than one (1) year after such claim accrues.

(2)   Within thirty (30) days after receipt of Contractor’s decision denying any such claim, Subcontractor shall notify Contractor in writing of its disagreement with the decision. In the absence of such notice, such decision shall be final. As appropriate, and consistent with this clause, either party may pursue resolution of any dispute under this subparagraph at law or in equity through litigation. Any

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such action shall be filed only in a court of competent jurisdiction in the Commonwealth of Massachusetts, subject to Subcontractor’s compliance with paragraph D below; provided, however, that the parties hereby expressly waive any rights to a trial by jury and agree that any legal proceeding hereunder shall be tried by a judge without a jury. The parties agree that the governing law applicable to any such action under this Subcontract shall be the federal law of government contracts, as interpreted by federal judicial bodies and administrative boards of contract appeals. To the extent federal government contract law is not dispositive, the parties agree that the law of the Commonwealth of Massachusetts shall govern. Any such action by the Subcontractor must be commenced within one (1) year from the date of Contractor’s final decision, if applicable.

C.
As used in this clause, “claim” means a written demand or assertion seeking, as a matter of right, the payment of money in a sum certain, the adjustment or interpretation of subcontract terms or other relief arising under or relating to this Subcontract. Any claim submitted for decision hereunder shall:

(a) specify the facts, contract terms and conditions and authorities relied upon by the Subcontractor in support of the relief sought; and

                 (b)     if for an amount of $100,000 or more, be accompanied by a certification executed by a senior company official authorized to bind the Subcontractor who has knowledge of the basis of the claim, knowledge of the accuracy and completeness of the supporting data and knowledge of the claim stating that:

(i) The claim is made in good faith;

(ii) All data supporting the claim are accurate and complete to the best of the certifier’s knowledge and belief;

(iii) The amount requested accurately reflects the contract adjustment for which the Subcontractor believes the Contractor is liable; and

(iv) The certifier is duly authorized to certify the claim on behalf of the Subcontractor.

D.	Pending final resolution of any dispute hereunder, Subcontractor shall diligently proceed with performance of this Subcontract in accordance with the decision and instructions of Contractor.
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E.
The parties may, by mutual agreement, elect to submit the dispute to an Alternative Dispute Resolution (ADR) Process with a mutually acceptable neutral mediator or dispute resolution firm (“arbitrator”) and mutually acceptable procedures. The arbitrator selected shall have demonstrated experience in the area of telecommunications and federal government contracts, and shall not be related to, employed by, or have any substantial or ongoing business or ownership relationship with, any party, its affiliates or subcontractors. The arbitrator shall have no power or authority to make awards or issue orders of any kind except as permitted by this Subcontract or by written agreement of the parties, and in no event shall the arbitrator have the authority to make any award that provides for consequential, punitive or exemplary damages. The arbitrator shall follow the plain meaning of the relevant documents and render a decision that is consistent, to the extent applicable, with the federal law of government contracts as interpreted by federal judicial bodies and administrative boards of contract appeals. To the extent federal government contract law is not dispositive, the arbitrator shall apply the law of the Commonwealth of Massachusetts. The costs of the ADR process shall be shared equally by the parties. Each party shall bear the cost of preparing and presenting its own case.

15.0	TERMINATION FOR CONVENIENCE OF THE CONTRACTOR

(a) The Contractor may terminate performance of work under this subcontract in whole or, from time to time, in part, if—

(1) The Contractor determines that a termination is in the Contractor’s interest; or if the Contractor is ordered to terminate by the Government in accordance with FAR 52.249; or

(2) The Subcontractor defaults in performing this subcontract by failing to: (i) deliver the supplies or perform the services within the time specified in the subcontract or any extension; (ii) make progress, so as to endanger performance of this subcontract; or (iii) perform any other provisions of this subcontract. The Contractor’s right to terminate this subcontract under (a)(2)(ii) or (a)(2)(iii) above may be exercised if the Subcontractor does not cure such failure within ten (10) days (or more if authorized in writing by the Contractor) after receipt of the notice from the Contractor specifying the failure.

(b)	If the Contractor terminates this subcontract in whole or in part pursuant to (a)(2) above, it may acquire, under the terms and in the manner the Contractor considers appropriate, supplies or services similar to those terminated, and the Subcontractor will be liable to the Contractor for any excess costs for such supplies or services. However, the Subcontractor shall be required to continue to work on the portions of the subcontract not terminated.
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(c)	The Contractor shall terminate by delivering to the Subcontractor a Notice of Termination specifying whether termination is for default of the Subcontractor or for convenience of the Contractor or of the Government, the extent of termination, and the effective date. If, after termination for default, it is determined that the Subcontractor was not in default or that the Subcontractor’s failure to perform or to make progress in performance is due to causes beyond the control and without the fault or negligence of the Subcontractor as set forth in the Excusable Delays clause, the rights and obligations of the parties will be the same as if the termination was for the convenience of the Contractor or of the Government.

(d) After receipt of a Notice of Termination and except as directed by the Contractor, the Subcontractor shall immediately proceed with the following obligations, regardless of any delay in determining or adjusting any amounts due under this clause:

1. Stop work as specified in the notice.

2. Place no further lower tier subcontracts or orders (referred to as subcontracts in this clause) except as necessary to complete the continued portion of the Subcontract.

3. Terminate all lower tier subcontracts to the extent they relate to the work terminated.

4. Assign to the Contractor or the Government, as directed by the Contractor, all right, title and interest of the Subcontractor under the subcontracts terminated, in which case the Contractor or the Government shall have the right to settle or to pay any termination settlement proposals arising out of those terminations.

5. With approval or ratification to the extent required by the Contractor or the Government, settle all outstanding liabilities and termination settlement proposals arising from the termination of subcontracts, the cost of which would be reimbursable in whole or in part, under this contract; approval or ratification will be final for purposes of this clause.

6. As directed by the Contractor, transfer title and deliver to the Contractor or the Government (i) the fabricated or unfabricated parts, work in process, completed work, supplies, and other material produced or acquired for the work terminated, and (ii) the completed or partially completed plans, drawings, information and other property that, if the Subcontract or Prime Contract had been completed, would be required to be furnished to the Contractor or the Government and (iii) the jigs, dies, fixtures, and other special tools and tooling acquired or manufactured for this subcontract, the cost of which, the Subcontractor has been or will be reimbursed under this contract.

7. Complete performance of the work not terminated.

8. Take any action that may be necessary, or that the Contractor may direct, for the protection and preservation of the property related to this Subcontract that is in the
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possession of the Subcontractor and in which the Contractor or the Government has or may acquire an interest.

9. Use its best efforts to sell, as directed or authorized by the Contractor, any property of the types referred to in subparagraph (6) above; provided, however, that the Subcontractor (i) is not required to extend credit to any purchaser and (ii) may acquire the property under the conditions prescribed by, and at prices approved by, the Contractor and the Government. The proceeds of any transfer or disposition will be applied to reduce any payments to be made by the Contractor under this Subcontract, credited to the price or cost of the work, or paid in any other manner directed by the Contractor.

(e) After expiration of the plant clearance period as defined in Subpart 45.6 of the Federal Acquisition Regulation, the Subcontractor may submit to the Contractor a list, certified as to quantity and quality, of termination inventory not previously disposed of, excluding items authorized for disposition by the Contractor. The Subcontractor may request the Contractor or the Government to remove those items or enter into an agreement for their storage. Within 15 days, the Contractor or the Government will accept title to those items and remove them or enter into a storage agreement. The Contractor may verify the list upon removal of the items, or if stored, within 45 days from submission of the list, and shall correct the list, as necessary, before final settlement.

(f) After termination, the Subcontractor shall submit a final termination settlement proposal to the Contractor in the form and with the certification prescribed by the Contractor. The Subcontractor shall submit the proposal promptly, but no later than six (6) months from the effective date of termination, unless extended in writing by the Contractor upon written request of the Contractor within this six (6) month period. However, if the Contractor determines that the facts justify it, a termination settlement proposal may be received and acted on after six months or any extension. If the Subcontractor fails to submit the proposal within the time allowed, the Contractor may determine, on the basis of information available, the amount, if any, due the Subcontractor because of the termination and shall pay the amount determined.

(g) Subject to paragraph (f) above, the Subcontractor and the Contractor may agree upon the whole or any part of the amount to be paid (including an allowance for fee) because of the termination. The contract shall be amended, and the Subcontractor paid the agreed amount.

(h) If the Subcontractor and Contractor fail to agree in whole or in part on the amount of costs and/or fee to be paid because of the termination of work, the Contractor shall determine, on the basis of information available, the amount, if any, due the Subcontractor, and shall pay that amount, which shall include the following:

(1) All costs reimbursable under this contract, not previously paid, for the performance of this subcontract before the effective date of the termination, and those
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costs that may continue for a reasonable time with the approval of or as directed by the Contractor; however, the Subcontractor shall discontinue these costs as rapidly as practicable.

(2) The cost of settling and paying termination settlement proposals under terminated subcontracts that are properly chargeable to the terminated portion of the subcontract if not included in subparagraph (1) above.

(3) The reasonable costs of settlement of the work terminated, including-

(i) Accounting, legal, clerical, and other expenses reasonably necessary for the preparation of termination settlement proposals and supporting data;

(ii) The termination and settlement of lower tier subcontracts (excluding the amounts of such settlements); and

(iii) Storage, transportation, and other costs incurred, reasonably necessary for the preservation, protection, or disposition of the termination inventory. If the termination is for default, no amounts for the preparation of the Subcontractor’s termination settlement proposal may be included.

(4) A portion of the fee payable under the subcontract, determined as follows:

(i) If the subcontract is terminated for the convenience of the Contractor or the Government, the settlement shall include a percentage of the fee equal to the percentage of completion of work contemplated under the subcontract, but excluding subcontract effort included in subcontractors’ termination proposals, less previous payments for fee.

(ii) If the subcontract is terminated for default, the total fee payable shall be such proportionate part of the fee as the total number of articles (or amount of services) delivered to and accepted by the Contractor is to the total number of articles (or amount of services) of a like kind required by the subcontract.

(5) If the settlement includes only fee, it will be determined under subparagraph (h)(4) above.

(i) The cost principles and procedures in Part 31 of the Federal Acquisition Regulation, in effect on the date of this subcontract, shall govern all costs claimed, agreed to, or determined under this clause.

(j) The Subcontractor shall have the right of appeal, under the Disputes clause, from any determination made by the Contractor under paragraph (f) or (h) above, or paragraph (k) below, except that if the Subcontractor failed to submit the termination settlement proposal within the time provided in paragraph (f) and failed to request a time extension, there is no right of appeal. If the Contractor has made a determination
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of the amount due under paragraph (f), (h), or (l), the Contractor shall pay the Subcontractor (1) the amount determined by the Contractor if there is no right of appeal or if no timely appeal has been taken, or (2) the amount finally determined on an appeal.

(k) In arriving at the amount due the Subcontractor under this clause, there shall be deducted—

(1) All unliquidated advance or other payments to the Subcontractor, under the terminated portion of this subcontract;

(2) Any claim which the Contractor has against the Subcontractor under this subcontract; and

(3) The agreed price for, or the proceeds of sale of materials, supplies, or other things acquired by the Subcontractor or sold under this clause and not recovered by or credited to the Contractor.

(l) The Subcontractor and the Contractor must agree to any equitable adjustment in fee for the continued portion of the contract when there is a partial termination. The Contractor shall amend the contract to reflect the agreement.

(1) The Contractor may, under the terms and conditions it prescribes, make partial payments and payments against costs incurred by the Subcontractor for the terminated portion of the contract, if the Contractor believes the total of these payments will not exceed the amount to which the Subcontractor will be entitled.

(2) If the total payments exceed the amount finally determined to be due, the Subcontractor shall repay the excess to the Contractor upon demand, together with interest computed at the rate established by the Treasury under 50 U.S.C. App. 1215(b)(2). Interest shall be computed for the period from the date the excess payment is received by the Subcontractor to the date the excess is repaid. Interest shall not be charged on any excess payment due to a reduction in the Subcontractor termination settlement proposal because of retention or other disposition of termination inventory until 10 days after the date of the retention or disposition, or a later date determined by the Contractor because of the circumstances.

(m)	The provisions of this clause relating to fee are inapplicable if this contract does not include a fee.

(n)	Unless otherwise provided in this subcontract or by statute, the Subcontractor shall maintain all records and documents related to the terminated portion of this subcontract for three (3) years after final settlement. This includes all books and other evidence related to the Subcontractor’s costs and expenses under this subcontract. The Subcontractor shall make these records and documents available to the Government (or Contractor, as appropriate) at a place designated by the
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Government or Contractor at all reasonable times, without any direct charge under this subcontract. If approved by the Contractor, photographs, microphotographs or other authentic reproductions may be maintained instead of original records and documents.

16.0	DEFAULT FOR NONPERFORMANCE

(a) (1) The Contractor may, subject to paragraphs (c) and (d) below, by written notice of default to the Subcontractor, terminate this Subcontract in whole or in part if the Subcontractor fails to —

(i) Deliver the supplies or to perform the services within the time specified in this Subcontract or any extension;

(ii) Make progress, so as to endanger performance of this Subcontract (but see subparagraph (a)(2) below); or

(iii) Perform any of the other provisions of this Subcontract (but see paragraph (a)(2) below).

(2) The Contractor’s right to terminate this Subcontract under subdivisions (1)(ii) and (1)(iii) above, may be exercised if the Subcontractor does not cure such failure within ten (10) days (or more if authorized in writing by the Contractor) after receipt of the notice from the Contractor specifying the failure.

(b) If the Contractor terminates this Subcontract in whole or in part, the Contractor may acquire, under the terms and in the manner the Contractor considers appropriate, supplies or services similar to those terminated, and the Subcontractor will be liable to the Contractor for any excess costs for those supplies or services. However, the Subcontractor shall continue the work not terminated.

(c) Except for defaults of subcontractors at any tier or Force Majeure, the Subcontractor shall not be liable for any excess costs if the failure to perform this Subcontract arises from cause beyond the control and without the fault or negligence of the Subcontractor. Examples of such cause include (1) acts of God, (2) acts of the government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance the failure to perform must go beyond the control and without the fault or negligence of the Subcontractor.

(d) If the failure to perform is caused by the default of a subcontractor at any tier, and if the cause of the default is beyond the control of both the Subcontractor and lower tier subcontractor, and without the fault or negligence of either, the Subcontractor shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or
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services were obtainable from other sources in sufficient time for the Subcontractor to meet the required delivery schedule.

(e) If this Subcontract is terminated for default, the Contractor may require the Subcontractor to transfer title and deliver to the Contractor or the Government, as directed by the Contractor, any (1) completed supplies, and (2) partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (collectively referred to as “manufacturing materials” in this clause) that the Subcontractor has specifically produced or acquired for the terminated portion of this Subcontract. Upon direction of the Contractor or the Government, the Subcontractor shall also protect and preserve property in its possession in which the Contractor has an interest.

(f) The Contractor shall pay the Subcontract price for completed supplies delivered and accepted. The Subcontractor and Contractor shall agree on the amount of payment for manufacturing materials delivered and accepted and for the protection and preservation of the property. Failure to agree will be a dispute under the applicable clause of this Subcontract. The Contractor may withhold from these amounts any sum the Contractor determines to be necessary to protect the Contractor or the Government against loss because of outstanding liens or claims of former lien holders.

(g) If, after termination, it is determined that the Subcontractor was not in default, or that the default was excusable, the rights and obligations of the Parties shall be the same as if the termination had been issued for the convenience of the Contractor or the Government.

(h) The rights and remedies of the Contractor or the Government in this clause are in addition to any other rights and remedies provided by law or under this Subcontract.

17.0	STOP-WORK ORDER

17.1 The Contractor may, at any time, by written order to the Subcontractor, require the Subcontractor to stop all, or any part, of the work called for by this Subcontract for a period of 90 days after the stop-work order is delivered to the Subcontractor, and for any further period to which the parties may agree. The order shall be specifically identified as a stop-work order issued under this clause. Upon receipt of the order, the Subcontractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Within a period of 90 days after a stop-work order is delivered to the Subcontractor, or within any extension of that period to which the parties shall have agreed, the Contractor shall either —

1.	Cancel the stop-work order; or

2.	Terminate the work covered by the order as provided in the Default, or the Termination for Convenience clause of this Subcontract.
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17.2 If a stop-work order issued under this clause is canceled or the period of the order or any extension thereof expires, the Subcontractor shall resume work. The Contractor shall make an equitable adjustment in the delivery schedule or subcontract price or both, and the Subcontract shall be modified, in writing, accordingly, if —

1. The stop-work order results in an increase in the time required for, or in the Subcontractor’s costs properly allocable to, the performance of any part of this Subcontract; and

2. The Subcontractor asserts a claim for the adjustment within 20 business days after the end of the period of work stoppage; provided, that, if the Contractor decides the facts justify the action, the Contractor may receive and act upon the claim asserted at any time before final payment under this Subcontract.

17.3 If a stop-work order is not canceled and the work covered by the order is terminated in accordance with the Termination for Convenience Clause, the Contractor shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

17.4 If stop-work order is not canceled and the work covered by the order is terminated for default, the Contractor shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

18.0	ASSIGNMENT AND SUBCONTRACTING

	18.1	Subcontractor shall not assign any interest herein, in whole or in part, without the prior written consent of the Contractor.

	18.2	Neither all nor substantially all of the work to be performed under this Subcontract may be further subcontracted by Subcontractor without the prior written consent of Contractor.

19.0	TITLE AND RISK OF LOSS OR DAMAGE TO PURCHASED EQUIPMENT

Title and risk of loss passes to the Contractor upon acceptance.

In the event loss or damage to Subcontractor equipment is caused by nuclear reaction, nuclear radiation or radioactive contamination for which the U.S. Government is legally responsible or when loss or damage is due to the negligence of the Government, Subcontractor shall be indemnified by Contractor to the extent Contractor is indemnified by the U.S. Government therefor.

Risk of loss to equipment, accessories and devices rented under the Subcontract shall remain with the Subcontractor.
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20.0	NOTICE OF LOSS OR DAMAGE

Each party shall be liable for any loss of or damage to the other parties property, including Government Property which it proximately caused by negligence, theft, or willful misconduct of its agents, servants, and employees. The responsible party shall submit a full written report to the other party within sixteen (16) hours following the occurrence of such damage, loss or injury.

21.0	SAFETY AND HEALTH

21.1 The Subcontractor will comply with all Department of Army (DA) Safety and Health regulations and Department of Labor, Occupational Safety and Health Administration (OSHA) Standards.

21.2 The Subcontractor shall report on a monthly basis to the Contractor the number of employees performing on the job site. All Subcontractor accidents occurring on Government property resulting in loss of one full scheduled shift or $1,000.00 in damage to Government property must be submitted to the Contractor.

22.0	SUBCONTRACTOR PERSONNEL

22.1 The Subcontractor is responsible for selecting personnel who are well qualified to perform under this Subcontract, for supervising the techniques used in performance and for keeping them informed of all improvements, changes, methods or operations.

22.2 The Subcontractor shall have the right to replace or transfer his personnel and to substitute other personnel of equal or greater qualification in lieu thereof, provided that such transfers or replacements will not cause a delay in performance.

22.3 The Contractor may direct, at its sole discretion, the Subcontractor to remove, and the Subcontractor shall remove, any employee from assignment to this Subcontract for reasons of security or misconduct. Replacement shall be at the Subcontractor’s expense and not chargeable to the Contractor.

23.0	PERMITS, TAXES, LICENSES, ORDINANCES AND REGULATIONS

Subcontractor shall, at his own expense, obtain all necessary permits, give all notices, pay all license fees and taxes, comply with all Federal, State, municipal, county and local Board of Health ordinances, rules and regulations applicable to the business carried on under this Subcontract and be responsible for all applicable State and Use Taxes. The Subcontractor warrants that he has been duly authorized to operate and do business in the countries in which this contract is to be performed; that he has obtained, at no cost to the U.S. Government, all necessary license and permits required with this contract; and
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that he will fully comply with all the laws, decrees, labor standards and regulations of such countries during performance of this contract.

24.0	NORMAL WORKING HOURS

The Subcontractor shall schedule his working hours to coincide with the normal work hours of each location. In the event that hours are required beyond normal work hours, Subcontractor shall notify the cognizant GD site project manager for written concurrence. E-mail authorization is acceptable.

25.0	LOCAL, STATE AND FEDERAL REGULATIONS

The Subcontractor is responsible for knowledge and compliance with all local, state and federal regulations which may have impact on the performance of this Subcontract. These include, but are not limited to, laws and regulations pertaining to environmental laws such as hazardous material handling and disposition, Occupational Safety and Health Administration (OSHA) regulations, zoning and construction regulations and requirements imposed by historical commissions and landmark preservation committees.

26.0	SUBCONTRACTOR ACCESS TO INSTALLATIONS

Each installation will identify the appropriate procedures and policies regarding Subcontractor access to the areas where services will be required. Clarification of Terms: “installation”, “site”, “facility” and “Government” shall be deemed to mean “U.S. Government”.

27.0	NON-WAIVER OF RIGHTS

The failure or delay of Contractor to insist upon strict performance of any of the terms and conditions in the Subcontract or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any terms or conditions of this Subcontract shall not affect the validity of other parts thereof.

28.0	SUBCONTRACT FLOWDOWN REQUIREMENTS

Subcontractor agrees to flowdown any mandatory FAR and DFAR clauses of this Subcontract, and other sections of this Subcontract to lower tier subcontractors. Subcontractor agrees to furnish all information requested by Contractor respective to such subcontracts. If Subcontractor does not choose to pass these clauses down, it does not relieve Subcontractor of its responsibilities and obligations.

29.0	PASSPORTS AND VISAS
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All Subcontractor personnel who are required to travel OCONUS under this Subcontract, shall possess all required passports and visas and will have obtained all required immunizations prior to such employment. In addition, the Subcontractor shall obtain for those personnel departing from CONUS all necessary security clearances and identification. Inability by the Subcontractor to obtain, or delay in obtaining required passports, visas or other requirements in conjunction therewith, shall not be construed as a cause for an excusable delay in performance of the Subcontract. Expense for passports, visas and immunizations are solely those of the Subcontractor, and are not direct reimbursable hereunder.

30.0	REQUEST OVERSEAS AREA CLEARANCES, TRAVEL AUTHORIZATION ORDERS, LOGISTICAL PRIVILEGES AND SECURITY CLEARANCES

The Subcontractor shall submit a request for Travel Authorization Orders, Logistical Privileges and Security Clearances (if required) to the Contractor. Normally a security clearance will not be required. The Subcontractor must allow thirty days for the Contractor to solicit and obtain Government approval of overseas clearances for Subcontractor personnel. Failure, due to the fault or negligence of Subcontractor, to obtain such clearances shall not excuse timely Subcontract performance. As a minimum, the request shall include the following:

a. Subject: Invitational Travel Order

b. Last, First, Middle Name of Visitor:

c. Passport Information: Number and date of issue

d. Position:

e. Citizenship:

f. Social Security Number:

g. Date/Place of Birth:

h. Security Clearance: Date/Agency of Issue

i. Date, Purpose of Duration of Visit:

j. Subcontract Number:

k. Prime Contract Number:

31.0	SUPPORT IN HOST COUNTRY

31.1 The United States citizen Subcontractor employees who are authorized entry to the overseas command will be authorized the following Logistical Support Services with the approval of the applicable site commander, subject to availability, and in accordance with Army costing methods:

31.1.1	Civilian Personnel Administrative Services (Reimbursable)

31.1.2	Legal Services (Reimbursable)

31.1.3	Mail Pickup and Delivery (Nonreimbursable)
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31.1.4	Administrative Office Space (Reimbursable)

31.1.5	Custodial/Disposal Services (Reimbursable)

31.1.6	Fire Protection (Nonreimbursable)

31.1.7	Police Services (Nonreimbursable)

31.1.8	Housing/Lodging (Reimbursable)

31.1.9	Laundry and Dry Cleaning (Reimbursable)

31.1.10	Health Services (Reimbursable)

31.1.11	Utilities Services (Reimbursable)

31.1.12	Real Property Maintenance
(Reimbursable/Nonreimbursable)

31.1.13	Chaplain/Religious Services (Nonreimbursable)

31.1.14	Social Actions (Nonreimbursable)

31.1.15	Expendable/General Supplies (Reimbursable)

31.1.16	Commissary and Base Exchange Privileges
(Reimbursable

31.1.17	Use of Military Banking Facilities (Reimbursable)

31.1.18	Telephone/Message Services (Reimbursable)

31.1.19	Pet and Firearm Registration (Reimbursable)

31.1.20	Ground Transportation (Regularly Scheduled-
Nonreimbursable); taxi, U–Drive and Rental
Reimbursable)

31.1.21	Mortuary Services (Reimbursable) The
support/facilities to be provided shall be further
defined by the Contractor on a site-by-site basis.

31.1.22	Driver Licensing and Vehicle Registration

31.1.23	Use of Officer’s and NCO Clubs
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31.1.24	Government Messing Facilities

31.1.25	Local and Government Recreational Facilities
(Space Available)

31.1.26	Subcontractor personnel may travel by military
aircraft in host country subject to availability.

31.2	Subcontractor employee dependents who are authorized entry to the overseas command will also be authorized the above logistical support with the approval of the applicable site commander, subject to availability, and in accordance with Army costing methods.

31.3	Subcontractor employees requests for Logistic Support and Privileges while in Host Country will be processed through the Contractor.

32.0 LIABILITY AND INDEMNIFICATION

32.1	GD or its employees shall not be liable for any injury to the person or property of Subcontractor, except where such injury was directly caused by the fault or negligence of GD or such employees in the course of their employment.

32.2	Subcontractor shall indemnify, defend and hold GD harmless from and against:

(i)	Subcontractor’s failure to deduct and pay taxes required by law on compensation Subcontractor pays to its officers, employees or independent contractors.

(ii)	Personal injury or death occurring to any of its officers, employees and independent contractors engaged in the performance of the work under this Subcontract.

(iii)	Damage or loss to property of Subcontractor, its officers, employees or independent contractors related to performance of the work of this Subcontract.

33.0	SUBCONTRACTOR OR TECHNICAL REPRESENTATIVES STATUS-REPUBLIC OF KOREA (ROK) (Applies to Korea sites only)

33.1 As obtained through the Contractor’s Prime Contract, Invited-Subcontractor or technical representatives status under the US-ROK Status of Forces Agreement (SOFA) is subject to the written approval of HQ USFK, Attn.: ACJ, APO SF 96301-0010.

33.2 The Contractor and the Government will coordinate with the HQ USFK in accordance with DFARS subpart 25.77 and USFK Reg. 700-19. The ACofs,
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Acquisition Management, HQ USFK, will determine the appropriate Subcontractor status under the SOFA and notify the Contractor and the Government of the determination.

33.3 Subject to the Government providing the above approval to Contractor based upon Subcontractor’s timely submittal of required documentation, the Subcontractor, including their employees and lawful dependents, may be accorded such privileges and exemptions as specified in the US-ROK SOFA and implemented per USFK Reg. 700-19, subject to the conditions and limitations imposed by the SOFA and that regulation. These privileges and exemptions may be furnished during the performance period of the Subcontract, subject to their availability and provided the Invited Subcontractor or technical representatives status is not withdrawn by USFK.

33.4 The Subcontractor officials and employees performing under this contract collectively and separately warrant that they are not now performing nor will perform during the period of this Subcontract, any subcontract, service or otherwise engage in business activities in the ROK other than those pertaining to the U.S. Armed Forces.

33.5 During performance of work in the ROK required by this Subcontract, the Subcontract will be governed by USFK regulations pertaining to the direct hiring and the personnel administration of Korean National employees.

33.6 The authorities of the ROK will have the right to exercise jurisdiction over Invited-Subcontractors and technical representatives including officials and employees, and their dependents, for offenses committed in the ROK and punishable by the Laws of the ROK. In recognition of the role of such persons in the defense of the ROK, they will be subject to the provisions of paragraph 5, 7(b), and 9 of the US-ROK SOFA and the related agreed minutes of SOFA, Article XXII. In those cases in which the authorities of the ROK decide not to exercise jurisdiction, they shall notify the US Military authorities as soon as possible. On such notification, the military authorities will have the right to exercise such jurisdiction over the person(s) referred to, as is conferred on them by the law of the United States.

33.7 Invited-Subcontractors and technical personnel agree to cooperate fully with the USFK sponsoring agency and responsible officer on all matters pertaining to logistical support. In particular, Subcontractors will provide prompt and accurate reporting of changes in employee status as required by this regulation to the assigned sponsoring agency. All U.S. Subcontractors performing work on classified Subcontracts will report to the nearest Security Police Information Security Section for the geographical area where the Subcontract is to be performed.

33.8 Invited-Subcontractor and technical representatives status will be withdrawn by USFK upon:

33.8.1 Completion of termination of the Subcontract.
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33.8.2 Proof that the Subcontractor or its employees are engaged in business activities other than those pertaining to the US Armed Forces in the ROK or are violating USFK regulations.

33.8.3 Proof that the Subcontractor or its employees are engaged in practices illegal in the ROK or are violating USFK regulations.

33.9 It is agreed that the withdrawal of the Invited-Subcontractor or technical representative status or any of the privileges associated therewith by the U.S. Government due to the fault or negligence of the Subcontractor, will not constitute grounds for excusable delay by the Subcontractor in the performance of the Subcontractor, nor will it justify or excuse the Subcontractor defaulting the performance of this Subcontract; and such withdrawal will not serve as a basis for the filing of any claims against the U.S. Government if withdrawal is made for the reasons stated above. Under no circumstances will the withdrawal of such status privileges be considered or construed as a breach of contract by the Contractor or the U.S. Government. The determination to withdraw SOFA status and privileges by USFK shall be final and binding on the parties unless it is patently arbitrary, capricious and lacking in good faith.

34.0	SUPPORT OFFERED IN SOUTHWEST ASIA (SAUDI ARABIA)

U.S. Subcontractor employees are not authorized in-host country Logistics Support Services and Privileges in accordance with the Status of Forces Agreement (SOFA) with the Saudi Arabia Government. Only Military personnel permanently assigned to U.S. Military Units in Saudi Arabia are authorized typical US Military support such as indicated in 29.0 Support in Host Country. Further, Subcontractors doing business in Saudi Arabia may be required to provide a yearly tax payment to the Saudi Arabian Government.

Subcontractor employee dependents who are authorized entry to the overseas command will also be authorized logistical support as applicable in accordance with above.

Subcontractor employees requests for Logistic Support Services and Privileges while in Host Country will be processed through the Overseas Contract Administration Office who will assist with procedures required for obtaining individual support.

35.0	CONFORMITY TO JAPANESE LAWS AND REGULATIONS

The subcontractor shall be responsible for assuring that employees assigned to this subcontract comply, while in Japan, with the applicable Laws and Regulations of the Government of Japan (GOJ) and political subdivisions thereof. In addition, the subcontractor’s employees must comply with the military rules and regulations when employed in areas under the jurisdiction of the Commander, U.S. Forces Japan. In the event that a subcontractor’s employee is barred from continuing to perform under the subcontract for failure to comply with the Laws, Rule and Regulations described in the
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foregoing paragraph, any costs incurred by the subcontractor as the result of the removal of the employee or the substitution of a replacement employee for the overseas assignment shall not be allowed. The disallowed costs include relocation costs incurred by the subcontractor to furnish a substitute employee for the overseas assignment. The subcontractor shall be responsible for obtaining the required authorization and licenses from the Government of Japan (GOJ) necessary for the performance of this subcontract. The subcontractor shall comply with the applicable articles of the Status of Forces Agreement (SOFA) between the U.S. Government and the Government of Japan (GOJ).

36.0	CENTURY COMPLIANCE CLAUSE

36.1 Century Compliance

When used in this Agreement with initial capital letters, the following terms have the respective meanings given below:

“Procured System” means the computer software, computer firmware, computer hardware (whether general or special purpose), documentation, data, and other similar or related items of the automated, computerized, and/or software system(s) that are provided by or through Vendor pursuant to this Agreement, or any component part thereof, and any services provided by or through Vendor in connection therewith.

“Calendar-Related” refers to date values based on the Gregorian calendar as defined in Encyclopedia Britannica, 15th edition, 1982, page 602, and to all uses in any manner of those date values, including without limitation manipulations, calculations, conversions, comparisons, and presentations.

“Date Data” means any Calendar-Related data in the inclusive range January 1, 1900, through December 31, 2050, which the Procured System uses in any manner.

“System Date” means any Calendar-Related data value in the inclusive range from January 1, 1985, through December 31, 2035, (including the natural transition between such values), which the Procured System shall be able to use as its current date while operating.

“Century Compliant” means that the Procured System satisfies the requirements set forth in sections 36.2, 36.3 and 36.4 below.

“Century Noncompliance” means any failure of the Procured System to be Century Compliant.
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36.2 Vendor represents that, in connection with Calendar-Related data and Calendar-Related processing of the Date Data or of any System Date, the Procured System will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results.

36.3 Vendor further represents that, in connection with providing Calendar-Related data to and accepting Calendar-Related data from other automated, computerized, and/or software systems and users via user interfaces, electronic interfaces, and data storage, the Procured System represents dates without ambiguity as to century.

36.4 Vendor further represents that Vendor has verified through testing that the Procured System is Century Compliant and that testing included, without limitation, each of the following specific dates and the transition to and from such date: December 31, 1998; January 1, 1999; September 9, 1999; September 10, 1999; December 31, 1999; January 1, 2000; February 28, 2000; February 29, 2000; March 1 2000; December 31, 2000; January 1, 2001; and December 31, 2004; and January 1, 2005.

36.5 These representations survive the expiration or earlier termination of this Agreement.

36.6 Interfacing. If the Procured System is a commercial-off-the-shelf (COTS) product, it shall have the present capability, which can be readily utilized by GD, of providing Calendar-Related data to and accepting Calendar-Related data from other automated, computerized, and/or software systems and users in a four-digit CCYY format, where CC are the two digits expressing the century and YY are the two digits expressing the year with that century (e.g., 1996, 2003, and 2007).

36.7 Century Noncompliance Remedy. In the event that the Procured System is Century Noncompliant in any respect, Vendor shall, at no cost to GD, promptly under the circumstances, including without limitation GD’s schedule commitments (prior to delivery under the subcontract) correct the Century Noncompliance and provide the corrected Century Compliant Procured System to GD.

36.8 Noncompliance Notice. In the event Vendor becomes aware of (i) a possible or an actual Century Noncompliance in the Procured System or (ii) any international, governmental, industrial, or other standard (proposed or adopted) regarding Calendar-Related data and/or processing, or Vendor begins any significant effort to conform the Procured System to any such standard, Vendor shall promptly inform GD of all relevant information (and timely provide GD updates to such information) with respect to Vendor’s knowledge. Vendor shall respond promptly and fully to inquiries by GD (and timely provide updates to any responses provided to GD) with respect to (i) any possible Century Noncompliance in the Procured System or to (ii) any international, governmental, industrial, or other standards. In the foregoing, the use of “timely” means promptly after the relevant information becomes known to or is developed by or for Vendor.
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37.0 YEAR 2000 (Y2K) WARRANTY (COMMERCIAL ITEMS)

(a)
The Subcontractor warrants that any Information Technology including, but not limited to, hardware, software, firmware and middleware delivered under this contract shall accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other information, used in combination with other information technology being acquired, properly exchanges date/time data with it.

(b)
Contractor’s obligation. The contractor’s warranties under this clause shall apply only to those defects discovered by either the Government or the Contractor on or before 31 December 2001. Should a warranted item fail to meet the requirements set out in the foregoing paragraph, the Contractor agrees to correct or replace the item at no cost to the Government. The parties agree that this correction or replacement shall not act as a limitation of remedies and that the Government may seek such additional remedies as may be available through this contract or at law or equity.

(c)	This clause takes precedence over any other warranty or disclaimer thereof in this contract. It is in addition to the rights and remedies set forth in any other warranty for this item.

38.0	MINIMUM SUGGESTED INSURANCE REQUIREMENTS

Recommended minimum coverage limits are as follows:

Type of Insurance	Minimum Limit

Commercial General Liability	$1,000,000 - Personal Injury & Property Damage - Combined single limit per occurrence

Automobile Liability	$1,000,000 - Bodily Injury & Property Damage - Combined single limit per occurrence

Workers’ Compensation	Statutory ----------

Employer’s Liability	$1,000,000 - per occurrence

1)	General Dynamics Corporation should be added as an Additional Insured regarding Commercial General Liability (CGL) and Automobile Liability (AL).

2)	As is regards Workers’ Compensation (WC), the insurance carrier must agree in writing to waive its right to subrogation.
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3)	General Dynamics Corporation should be provided thirty (30) days advanced written notice if any coverage is suspended, voided, cancelled or reduced in limits.

4)	The insurance shall be primary as respects General Dynamics Corporation, subsidiaries, and employees.

38.0	GENERAL PROVISIONS

A.	In addition to the clauses specifically set forth herein, this Subcontract is subject to and the Subcontractor will comply with the below listed provisions of the Federal Acquisition Regulations (FAR) and DoD FAR Supplement (DFAR) modified to the extent indicated, and which are incorporated herein by reference with the same force and effect as though set forth at length.

B.	The changes noted in this paragraph (B)(i) through (v) below are applicable to all clauses of the FAR and DFAR referenced in this Part II as General Provisions of this subcontract unless otherwise specifically noted at the clause as it appears:

(i)	The term “Contract” means this “Subcontract.”

(ii)	The term “Subcontract” means “Lower Tier Subcontract”.

(iii)	The term “Contractor” means “Subcontractor” or “Seller”

(iv)	The term “Contracting Officer” means the GD Government Systems duly authorized representative unless otherwise indicated.

(v)	The term “Government” means “GD Government Systems Corporation,” or “Buyer” unless otherwise indicated.

C.	The FAR and DFAR clauses incorporated herein are those in effect on the dates specified in this Part III.

D.	It is the intention of the parties hereto that the above substitutions shall obligate the Subcontractor directly to the Contractor, where applicable, in the same manner as if it were the Government referred to herein.

E.	Pursuant to the General Provision clauses FAR 52.227-7013, “Rights in Technical Data and Computer Software” the acquisition of the rights in technical data and computer software prescribed by these clauses, is by the Government and not the Contractor.
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CLAUSE	DESCRIPTION

52.202-1	DEFINITIONS (OCT 95)

52.203-3	GRATUITIES (APR 84)

52.203-05	COVENANT AGAINST CONTINGENT FEES (APR 84)

52.203-6	RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT, WITH ALTERNATE 1 (41 U.S.C. 253G AND 10 U.S.C. 2402) (JUL 95)

52.203-7	ANTI-KICKBACK PROCEDURES (JUL 95)

52.211-14	NOTICE OF PRIORITY RATING FOR NATIONAL DEFENSE USE (SEPT 1990)

52.211-15	DEFENSE PRIORITY AND ALLOCATIONS REQUIREMENTS (SEP 90)

52.211-16	VARIATION IN QUANTITY (APR 84)

52.212-1	INSTRUCTIONS TO OFFERORS - COMMERCIAL IEMS (OCT 2000)

52.212-3	OFFEROR REPRESENETATIONS AND CERTIFICATIONS - COMMERCIAL ITEMS (JUN 1999) AND ALTERNTES I AND III (JAN 99) (OCT 2000)

52.212-4	CONTRACT TERMS AND CONDITIONS - COMMERCIAL ITEMS (MAY 99)

55.212-5	CONRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS - COMMERCIAL ITEMS (FEB 2000)

52.215-02	AUDIT AND RECORDS - NEGOTIATION (JUN 99)

52.215-05	CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS - COMMERCIAL ITEMS (FEB 2000)

52.216-18	ORDERING (OCT 95)

52.216-22	INDEFINITE QUANTITY (OCT 1995)

52.219-04	NOTICE OF PRICE EVALUATION PREFERENCE FOR HUBZONE SMALL BUSINESS CONCERNS (JAN 99)

52.219-8	UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2000)

52.219-9	SMALL BUSINESS SUBCONTRACTING PLAN (OCT 2000)

52.219-16	LIQUIDATED DAMAGES - SUBCONTRACTING PLAN (JAN 99)

52.222-03	CONVICT LABOR (AUG 96)

52.222-19	CHILD LABOR - COOPERATION WITH AUTHORITIES AND REMEDIES (FEB 2000)
32

52.222-20	WALSH-HEALEY PUBLIC CONTRACTS ACT (DEC 96)

52.222-21	PROHIBITION OF SEGREGATED FACILITIES (FEB 99)

52.222-26	EQUAL OPPORTUNITY (FEB 99)

52.222-35	AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (38 U.S.C. 4212) (APRIL 98)

52.222-36	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (29 U.S.C. 793) (JUN 98)

52.222-37	EMPLOYMENT REPORTS ON DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA (38 U.S.C 4212) (JAN 99)

52.222-41	SERVICE CONTRACT ACT OF 1965 AS AMENDED (41 U.S.C. 351, ET SEQ.) (MAY 89)

52.225-08	DUTY FREE ENTRY (FEB 2000)

52.225-13	RESTRICTIONS ON CERTAIN FOREIGN PURCHASES ( E.O. 12722, 12724, 13059, 13067, 13121 AND 13129) (FEB 2000)

52-225-16	SANCTIONED EUROPEAN UNION COUNTRY SERVICES (E.O. 12849) (FEB 2000)

52.227-01	AUTHORIZATION AND CONSENT (JUL 95)

52.227-02	NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG 96)

52.227-03	PATENT INDEMNITY (APR 84)

52.227-9	REFUND OF ROYALTIES (APR 84)

52.227-10	FILING OF PATENT APPLICATION—CLASSIFIED SUBJECT MATTER (APR 84)

52.228-05	INSURANCE - WORK ON A GOVERNMENT INSTALLATION (JAN 1977)

52.232.29	TERMS FOR FINANCING OF PURCHASES OF COMMERCIAL ITEMS (OCT 95)

52.237-02	PROTECTION OF GOVERNMENT BUILDINGS, EQUIPMENT, AND VEGETATION (APR 84)

52.242-17	GOVERNMENT DELAY OF WORK (APR 84)

52.243-1	CHANGES —FIXED PRICE (AUG 87)

52.244-01	SUBCONTRACTS (FIXED-PRICE CONTRACTS) (FEB 95)
33

52.244-03	SUBCONTRACTS (TIME-AND-MATERIALS AND LABOR-HOUR CONTRACTS)

52.244-05	COMPETITION IN SUBCONTRACTING (DEC 96)

52.244-06	SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCT 98)

52.245-2	GOVERNMENT PROPERTY (FIXED-PRICE CONTRACTS AND ALTERNATE I (APR 84)

52.246-2	INSPECTION OF SUPPLIES - FIXED PRICE (AUG 96)

52.246-23	LIMITATION OF LIABILITY (FEB 97)

52.246-25	LIMITATION OF LIABILITY SERVICES (FEB 97)

52.247-34	F.O.B. DESTINATION (NOV 1991)

52.252-01	SOLICITATION PROVISIONS INCORPORATED BY REFERENCE (JUN 88)

52.XXX	CONTINUED PERFORMANCE DURING CRISIS SITUATIONS (JULY 1988)

52.6081	REPORTING OF CONTRACTOR MANPOWER DATA ELEMENTS (JAN 2001)

52.6126	HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA SHEET (MSDS) (APR 1992)

52.6130	SCHEDULE OF GOVERNMENT FURNISHED PROPERTY(EQUIP)(SEPT 2000)

52.6195	CONTRACTOR AND COTR IDENTIFICATION (OCT 1999)

52.7025	PLACE OF PERFORMANCE AND SHIPPING POINT (MAR 99)

52.7043	STANDARD PRACTICE FOR COMMERCIAL PACKAGING (APR99)

52.7410	DEPLOYMENT OF CONTRACTORS TO THE FAR EAST (FE) (SEP 99)

52.7625	Y2K WARRANTY (COMMERCIAL ITEMS) (FEB 99)

52.7650	YEAR 2000 (Y2K) WARRANTY

52.7910	INSURANCE (STATEMENT OF WORK (SEPT. 1992)

252.203-7002	DISPLAY OF DOD HOTLINE POSTER (DEC 1991)

252.204-7004	REQUIRED CENTRAL CONTRACTOR REGISTRATION (CCR) (MAR 2000)

252.205-7000	PROVISION OF INFORMATION TO COOPERATIVE AGREEMENT HOLDERS (10 U.S.C. 2416) (DEC 91)

252.209-7001	DISCLOSURE OF OWNERSHIP OR CONTROL BY THE GOVERNMENT OF A TERRORIST COUNTRY (SEPT 94)
34

252.212-7001	CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS APPLICABLE TO DEFENSE ACQUISITIONS OF COMMERCIAL ITEMS (DEC 2000)

252.219-7003	SMALL, SMALL DISADVANTAGED BUSINESS AND WOMEN- OWNED SMALL BUSINESS SUBCONTRACTING P LAN (DOD CONTRACTS (15 U.S.C. 637) (APR 96)

252.225-7001	BUY AMERICAN ACT AND BALANCE OF PAYMENTS PROGRAM (41 U.S.C.10A-10D, E. O. 10582) (MAR 98)

252.225-7008	SUPPLIES TO BE ACCORDED DUTY-FREE ENTRY SUPPLIES (MAR 98)

252.225-7009	DUTY-FREE ENTRY - QUALIFYING COUNTRY (END PRODUCTS AND COMPONENTS) (AUG 2000)

252.225-7010	DUTY FREE ENTRY - ADDITIONAL PROVISIONS (AUG 2000)

252.225-7012	PREFERENCE FOR CERTAIN DOMESTIC COMMODITIES (AUG 2000)

252-225-7014	PREFERENCE FOR DOMESTIC SPECIALTY METALS, ALTERNATE 1 (10 U.S.C. 2241 NOTE) (MAR 98)

252-225-7031	SECONDARY ARAB BOYCOTT OF ISRAEL (JUN 92)

252-225-7043	ANTITERRORISM/FORCE P ROTECTION POLICY FOR DEFENSE CONTRACTORS OUTSIDE THE U.S. (JUN 98)

252.227-7015	TECHNICAL DATA—COMMERCIAL ITEMS (10 U.S.C. 2320) (NOV 95)

252.227-7016	RIGHTS IN BID OR PROPOSAL INFORMATION (JUN 95)

252.227-7019	VALIDATION OF ASSERTED RESTRICTIONS - COMPUTER SOFTWARE (JUN 95)

252.227-7027	DEFERRED ORDERING OF TECHNICAL DATA OR COMPUTER SOFTWARE (APR 88)

252.227-7028	TECHNICAL DATA OR COMPUTER SOFTWARE PREVIOUSLY DELIVERED TO THE GOVERNMENT (JUN 95)

252.227-7030	TECHNICAL DATA - WITHHOLDING OF PAYMENT (OCT 98)

252.227-7036	DECLARATION OF TECHNICAL DATA CONFORMITY (JAN 1997)

252.227-7037	VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA (10 U.S.C.2321) (SEP 97)
35

252.243-7002	REQUESTS FOR EQUITABLE ADJUSTMENT (10 U.S.C. 2410) (MAR 98)

252.246-7000	MATERIAL INSPECTION AND RECEIVING REPORT (DEC 91)

252.247-7023	TRANSPORTATION OF SUPPLIES BY SEA (10 U.S.C. 2631) (ALTERNATE I) (ALTERNATE II) (9 U.S.C. 2631) (MAR 2000)

252.247-7024	NOTIFICATION OF TRANSPORTATION OF SUPPLIES BY SEA (10 U.S.C. 2631) (MAR 2000)
36